AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 24th day of May, 2016, to the Amended and Restated Custody Agreement, originally made and entered into as of June 22, 2006, and amended and restated as of May 15, 2013 (the "Agreement") is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Hodges Funds and U.S. Bank N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the list of funds of the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement on behalf of the series; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit G to the Agreement is hereby superseded and replaced with Amended Exhibit G attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANK, N.A.

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy

Name: Elaine E. Richards	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Amended Exhibit G to the Professionally Managed Portfolios Amended and Restated Custody Agreement

Name of Series
Hodges Fund
Hodges Small Cap Fund
Hodges Blue Chip Equity Income Fund
Hodges Pure Contrarian Fund
Hodges Small Intrinsic Value Fund
Hodges Small-Mid Cap Fund

HODGES CUSTODY SERVICES FEE SCHEDULE EFFECTIVE: May 1, 2016
Annual fee based upon market value per fund*:
[  ] basis point on average daily market value
Minimum annual fee per fund - $[  ]
Plus portfolio transaction fees

Portfolio Transaction Fees
♦ $[  ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
♦ $[  ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
♦ $[  ] – Option/SWAPS/future contract written, exercised or expired
♦ $[  ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
♦ $[  ] – Physical security transaction
♦ $[  ] – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges and extraordinary expenses based upon complexity.

Additional Services
♦ Additional fees apply for global servicing.
♦ $[  ] per Sub Advisor or Segregated custody account per year
♦ No charge for the initial conversion free receipt.
♦ Overdrafts – charged to the account at prime interest rate plus [  ] unless a line of credit is in place.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Amended Exhibit G (continued) to the Professionally Managed Portfolios Amended and Restated Custody Agreement

Global Sub-Custodial Services Annual Fee Schedule effective May 1, 2016

Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Mali	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Benin*	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Burkina Faso	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Niger	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
China	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
Colombia	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Cyprus	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	Equities/	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Senegal	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Euromarkets**	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
France	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Guinea Bissau	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Togo	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kazakhstan	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Vietnam	All	[ ]	$[ ]
Kuwait	All	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Latvia	Equities	[ ]	$[ ]	Zimbabwe	All	[ ]	$[ ]
Safekeeping and transaction fees are assessed on security and currency transactions.
*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
** Tiered by market value:<$[  ]: [  ]bp, >$[  ] and <$[  ]: [  ]bps; >$[  ]: [  ]bps
** Euromarkets – Non-Eurobonds: Surcharges vary by local market

A monthly base fee per account (fund) will apply based on the number of foreign securities held.
♦	[ ] foreign securities: $[ ]; [ ] foreign securities: $[ ]; Over [ ] foreign securities: $[ ]
♦	Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
♦	For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Amended Exhibit G (continued) to the Professionally Managed Portfolios Amended and Restated Custody Agreement

Global Sub-Custodial Services Annual Fee Schedule (continued) effective May 1, 2016

Miscellaneous Expenses
♦	Tax reclaims that have been outstanding for more than [ ] months with the client will be charged $[ ] per claim.
♦	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
♦	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
♦	SWIFT reporting and message fees.

Advisor’s signature below acknowledges approval of the domestic and global fee schedules on this Amended Exhibit G

HODGES CAPITAL MANAGEMENT, INC.

By: /s/ Craig Hodges

Name: Craig Hodges

Title: CIO                                                                                    Date:July 12, 2016